Exhibit 99.1

Agrify Announces Strategic Plan to Foster Sustainable Long-Term Growth

Cost Efficiency Measures, Enhanced Sales Initiatives, and Leadership Appointments Designed to Provide Responsible and Compelling Path Forward

BILLERICA, Mass., Jan. 23, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced it is actively taking steps to better align its resources and growth plan with the current operating environment, measures that the Company believes could put it in a position to be cash flow positive by the end of 2023.

Agrify, which offers both domestic and international customers one of the most comprehensive portfolios of cultivation and extraction solutions, has responded to the turbulence facing the entire cannabis industry by developing and instituting a plan to provide stability during the market downturn as well as a sustainable path forward. The plan primarily consists of reducing certain costs and leveraging various cost synergies to achieve new operational efficiencies, growing the top-line revenue through targeted sales efforts in the most attractive channels, and assembling the best leadership and talent in the industry.

Cost Efficiency Measures, Synergies, and Consolidated Buying Power

Agrify has identified several cost improvement measures that it believes will significantly reduce its cash burn, help to improve margins, and increase the likelihood that it will be cash flow positive by the end of the year.

The Company is in the process of benefitting from various cost synergies, many of which are largely attributable to the four extraction brands it acquired in 2021 and 2022. Agrify has reduced its manufacturing and production costs through more effective supplier agreements, volume discounts driven by increased purchasing power, and less of a reliance on contract manufacturers. Additionally, the Company implemented a new enterprise resource planning (“ERP”) system toward the end of 2022 and now has better visibility into its supply chain and inventory needs, allowing those needs to be better aligned with near-term revenue expectations. Agrify has also been able to simplify its organizational structure and embark on a strategic consolidation of its offices and facilities.

Agrify believes that these improvements could result in up to $7 million in cost savings during 2023, and the Company anticipates that it may be able to accrue more savings as the year progresses.

Enhanced Sales and Growth Initiatives

Agrify’s diversified mix of products and services gives the Company flexibility to adjust its sales approach to capitalize on the market opportunities or sales channels that are most attractive at a given point in time.

The Company is currently focused on growing its cultivation business by helping its existing Agrify Total Turn-Key Solution (“Agrify TTK Solution”) customers bring their facilities online, driving additional sales through its Rapid Deployment Pack (“RDP”) program, and making a concerted effort to successfully capture market share in the academic and pharmaceutical research verticals.

The Company expects to have several more customer cultivation facilities coming online in 2023, including some highly anticipated Agrify TTK Solution customer sites. Once these new Agrify TTK Solution facilities are fully operational, the underlying business model for this program, which includes high-margin recurring revenue streams, should be instrumental in creating substantial long-term value for the Company’s shareholders.

Despite the attractive returns the Company expects from its existing Agrify TTK Solution customers, Agrify will temporarily wait to pursue new opportunities that require construction financing until the market stabilizes, as those engagements are capital intensive upfront with a deferred payback period. This should significantly reduce the cash burn of the Company. In the interim, the Company expects to shift its resources to pursue other more appealing growth initiatives such as the RDP program and the academic and pharmaceutical research verticals.

Agrify’s RDP program was established to make it easier for a broader range of customers, both domestically and abroad, to access Agrify’s award-winning cultivation technology. Featuring Agrify’s flagship Vertical Farming Units (“VFUs”) in a prepackaged, self-contained, and quick-to-deploy format, the thoughtfully designed and engineered RDPs offer an accelerated path to production, cash flow, and profitability for customers. By removing certain barriers and points of friction with the RDPs, Agrify is able to provide customers who have properly equipped facilities best-in-class cultivation capabilities in potentially as little as 90 days. Once installed, the modular nature of the RDPs allows for seamless expansion opportunities, enabling customers the flexibility to grow and scale.

In addition to the general expansion of the RDP program, the Company is looking to further introduce its fully integrated cultivation solution into the historically underserved academic and pharmaceutical research channels. In the past, progress in these channels had been stifled by stringent government restrictions, but the recent directive by the Biden administration to review the classification of cannabis under federal law and Congress’ enactment of the Medical Marijuana and Cannabidiol Research Expansion Act have opened up a potentially lucrative opportunity to support these budding verticals, which are aiding both the advancement and acceptance of cannabis. This has led to an influx of educational programs and research grants related to cannabis. In 2023, Agrify hopes to be able to begin serving the needs of an increasing number of universities, research institutions, and pharmaceutical companies as they look to push the boundaries within the field of cannabis science and bring higher quality products to the market.

The Company’s extraction business, which consists of Precision Extraction Solutions, PurePressure, Lab Society, and Cascade Sciences with leading products across hydrocarbon, ethanol, solventless, post-processing, and lab equipment, has also made certain adjustments to meet the shift in the market toward small licenses as compared to larger vertical licenses. In the past two years, many licenses awarded were smaller and limited licenses focused on social equity and diversity, including within states such as Illinois, New York, Connecticut, Virginia, and Massachusetts. Agrify has streamlined its expansive extraction product portfolio to better support its sales efforts in 2023 and has also continued to innovate with several new products scheduled to launch this year. Additionally, the Company has amassed an extensive customer database it intends to leverage for compelling cross-selling and upselling opportunities.

Leadership Appointments

Agrify has promoted Rachel Soulsby to Vice President of Marketing, Sheryl Elliott to Vice President of Human Resources, Caitlin Moakley Bricker to Chief of Staff, and Makenna Thompson to Director of Customer Experience. These well-deserved promotions reflect the Company’s continued commitment to diversity and offering career advancement opportunities for its highly talented and accomplished professionals.

Ms. Soulsby, Ms. Elliott, Ms. Moakley Bricker, and Ms. Thompson have already added substantial value to the Company across each of their respective areas of focus, and they are all expected to have an even greater impact on the future of Agrify now that they have assumed more prominent and integral roles.

Lastly, as previously announced, Timothy Oakes, Agrify’s Chief Financial Officer, recently notified the Company of his intent to resign to pursue other opportunities. Mr. Oakes has agreed to continue in his current position until the end of February and is expected to support the organization during this transitional period. A search for Mr. Oakes’ successor is well underway.

Management Commentary

“Over the past few years, Agrify has fortified its position as one of the leading solution providers in the cannabis industry, offering customers a full suite of highly compelling products and services across cultivation and extraction,” said Raymond Chang, Chairman and Chief Executive Officer of Agrify. “However, like many organizations in our industry and within the broader business landscape, we continue to encounter various headwinds that have necessitated significant adjustments to our short-term operating plan. Consequently, we have taken steps to create more stability during these uncertain times by better aligning our resources with the most attractive growth opportunities currently at our disposal, optimizing our sales strategy, and ensuring we have the right team in place to execute on our goals.”

Mr. Chang continued, “As we forge ahead, we are confident in our collective ability to withstand these challenging circumstances and pursue a more suitable path for growth. We believe the plan we are carrying out will enable us to become cash flow positive by the end of the year and support the creation of greater value for our shareholders, customers, and employees. While some of the dynamics in the current macro environment have undoubtedly impeded progress for all, we believe the cannabis industry continues to offer substantial long-term upside, with robust global growth expected in the coming years. We have worked diligently to establish ourselves as a leading brand across cultivation and extraction, and we remain undeterred in our quest to become the world’s most innovative end-to-end solution provider in the cannabis industry, offering a comprehensive ecosystem of products and services to help our customers succeed at any stage of growth.”

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding Agrify’s potential to be cash flow positive by the end of 2023, the expected effect of cost improvement measures on cash burn and margins, the expected operational savings to be realized as a result of cost efficiency measures and the ERP system, Agrify’s ability to adjust its sales approach to capitalize on changing market opportunities, the timing of Agrify TTK Solution facilities coming online and the expected revenue and margins to be realized from those facilities, the effect on Agrify’s cash burn of temporarily waiting to pursue additional Agrify TTK Solution opportunities, the potential benefits of Agrify’s RDP program and the timing thereof, Agrify’s ability to expand in the university, pharmaceutical, and research markets, Agrify’s ability to launch new extraction products this year and the timing thereof, the expected long-term growth of the cannabis industry, and Agrify’s ability to deliver solutions and services, including the development of new solutions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations Inquiries

Jared Jaffe
Director of Investor Relations and Corporate Communications
jared.jaffe@agrify.com
(617) 686-1309

Media Inquiries

Rachel Soulsby
Vice President of Marketing
rachel.soulsby@agrify.com
(978) 660-9125

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